UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

DOVER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois 60515
(Address of principal executive offices, including zip code)

(630) 541-1540
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE.

On May 23, 2013, Dover Corporation (the “Company”) announced that its board of directors has unanimously approved pursuing a plan to spin off certain of its communication technologies businesses into a standalone, publicly traded company, to be named Knowles Corporation ("Knowles").  The Company anticipates that the transaction will be in the form of a distribution of 100% of the stock of Knowles to the Company's shareholders, which will be tax free to the Company and U.S. shareholders.  A copy of the press release regarding the proposed spin off is furnished as Exhibit 99.1 hereto and incorporated herein by reference.  Completion of the spin off is subject to customary conditions described further in the press release furnished as Exhibit 99.1 hereto.

A conference call and webcast at which the planned spin off will be discussed will be held on May 23, 2013, at 8:30 a.m. Eastern Time.  A copy of the presentation for that meeting is furnished as Exhibit 99.2 hereto and incorporated herein by reference.  A copy of the presentation will also be available for a limited time on the Company's website, www.dovercorporation.com.  The conference call will be made available for replay on the Company's website.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 23, 2013
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOVER CORPORATION
Date: May 23, 2013
	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 23, 2013
99.2	Investor Presentation